Exhibit 99.2

2009 QuadraMed Incentive Compensation Plan (ICP)

April 2009

This document provides details of the 2009 QuadraMed Incentive Compensation Plan (the “ICP” or “Plan”).

The Board of Directors (“Board”) and/or the Compensation Committee of the Board (“Committee”) retain the right to make changes to or deviations from the ICP at any time.

Plan Objectives

•	To attract, retain and motivate valued talent by offering a market competitive incentive- based compensation program;

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To support our pay-for-performance philosophy by rewarding management for achievement of Company financial, product development and operational targets and by differentiating the payment based on the achievement of individual goals;

•	To align the interests of management with the interests of our shareholders and customers to achieve individual goals that will drive business success;

•	To signal important organizational performance priorities; and

•	To ensure progress towards long-term objectives is achieved.

Participation and Performance Period

•	The Plan will measure performance over the fiscal/calendar year of January 1, 2009 through December 31, 2009 (“FY09”).

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Employees in resource management positions (managing others) or those whose roles are identified by the Committee as resource management positions in the future, will be eligible to participate in the Plan. The total bonus potential is based on a targeted percentage based on management level as shown in Chart A, “Management Bonus Potential,” in the addendum.

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An employee who moves into an ICP eligible position on or before September 30, 2009 will be eligible for a prorated ICP bonus payment based on the number of full months such employee is employed in an eligible role in FY09 as shown in Chart A; those entering into an eligible position, whether by hiring or promotion, after October 1, 2009 will not be eligible for an ICP award for FY09.

•	Employees who move from one eligible position into another will have their ICP bonus level split according to the number of completed months spent in each eligible position.

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Employees who move out of a bonus eligible position prior to September 30, 2009 will not be eligible for any portion of the ICP bonus for the year. Employees who move out of a bonus eligible position between October 1, 2009 and December 31, 2009 will be eligible for a pro-rated incentive based on completed months in an eligible role.

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The Committee reserves the right to include or exclude ICP eligible positions as needed. Eligible employees will be notified of the eligibility and provided individual objectives in accordance with the terms of this Plan.

ICP Pool

The ICP pool is determined by the sum of the ICP bonus potential for each eligible employee and will be accrued for during FY09 based on the projected achievement level during each fiscal quarter. However, if the Company’s adjusted EBITDA (as defined below) falls below the budgeted amount set forth on Chart B, “Company Performance Targets,” in the addendum, the available ICP pool will be decreased by the amount of the adjusted EBITDA shortfall on a dollar-for-dollar basis. Depending on the amount of the shortfall, if any, the ICP pool could be $0, in which case ICP bonuses will not be paid. The maximum ICP pool, if otherwise achieved at 100% pursuant to the terms of the Plan, will be approximately $2.3M.

Adjusted EBITDA is defined as Earnings before Interest, Taxes, Depreciation and Amortization adjusted for: executive and employee severance and related costs; costs incurred for financing or merger and acquisition activities; unusual legal costs not related to the ongoing operations of the business; and costs incurred as a result of other non-budgeted activities directed by the Board.

Performance Measures and Standards

There are three components that make up the ICP targets for FY09: corporate goals, individual goals and discretionary achievement as determined by the Committee or Board.

Corporate Goals

Fifty percent (50%) of each eligible participant’s ICP bonus is based upon the Company’s achievement of revenue and sales bookings targets, which each account for 25% of each eligible participant’s ICP bonus. Each of the revenue and sales bookings may be overachieved at a rate of 120%, resulting in a 5% overall impact each on eligible participants’ ICP bonuses. Therefore, if all other components of the ICP were achieved in full, and the revenue and sales bookings components were overachieved to the maximum extent possible under the Plan, an eligible participant would receive 110% of his/her ICP bonus target.

  Revenue

•	The Committee has established, and the Board has ratified, the FY09 revenue goal, as set forth in Chart B.

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In the event that the Company’s revenue for FY09 does not equal or exceed the revenue threshold set forth in Chart B, no portion of this bonus component will be paid. If the Company’s revenue for FY09 equals the revenue threshold, 70% of the revenue component of the ICP bonus will be achieved.

•	Percent achievement will be prorated for each $1M increment within the minimum and maximum revenue achievement range. No additional achievement will be awarded above 120%.

  Sales Bookings

•	The Committee has established, and the Board has ratified, the FY09 sales bookings goal, as set forth in Chart B.

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In order to achieve the desired revenue goal for FY09 and to create adequate backlog for fiscal year 2010 and beyond, it is important that the sales bookings for FY09 are both achieved in the aggregate and across all product lines.

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The Company’s aggregate sales bookings goal for FY09 is set forth on Chart B. In the event that aggregate sales bookings do not equal or exceed the threshold set forth on Chart B, no portion of the sales bookings ICP bonus component will be paid. If the Company’s sales bookings for FY09 equal the threshold, 80% of the sales bookings component of the ICP bonus will be achieved.

•	Percent achievement will be prorated for each $1M increment within the minimum and maximum sales bookings achievement range. No additional achievement will be awarded above 120%.

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Sales bookings targets by major product/service area are set forth in Chart B. In the event that the specified targets are not met for one or more of the product/service areas, then the sales bookings component percentage achievement detailed above will be reduced by 5% for each product/service area which is not achieved. However, the final sales bookings mix may be evaluated by the Committee and, if it is determined that the achieved sales bookings mix meets the revenue and growth goals of the Company’s FY09 budget even though one or more of the area targets have not been achieved, the Committee, in its sole discretion, may elect not to reduce the overall sales bookings component achievement based on such missed product/service area targets.

Compensation Committee Discretion

Notwithstanding any other provision in the Plan or the achievement of any goals, the Committee may, in its sole discretion, withhold up to 25% of the ICP bonus otherwise payable to eligible participants at the Vice President level and above and up to 10% of the ICP bonus otherwise payable to eligible participants for the Director level. There is no Committee discretion element for eligible participants at the Manager level. This discretion will be based on the Committee’s assessment of the Company’s and/or individual performance relative to progress achieved with the strategic direction of the Company. This discretion may be based on the factors described in Chart C, “Compensation Committee Considerations,” in the addendum and influenced by other factors as determined by the Committee in its sole discretion.

Individual Objectives

•	All eligible participants will have two to five individual objectives established in writing on or before April 30.2009. New hires must have written objectives established within 30 days of hire.

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These objectives must be linked to the Company’s strategy/business needs and be measurable. Objectives must be achieved by the deadlines set within FY09 in order to be considered met for the purpose of bonus payout. Objectives, or any changes thereto, must be approved by at least two levels of management or the Committee in order to be acceptable as individual objectives. In the event that the Company’s business needs necessitate a change in a participant’s individual objectives, it is up to such participant to work with his/her manager to update the objectives. No changes may be made after September 30, 2009.

•	If individual objectives are not properly established, this component of a participant’s ICP bonus will not be paid.

Payment of Awards

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As detailed above, ICP bonus payouts will be based on (i) calculated achievement of the corporate goals, (ii) each individual participant’s achievement of his/her individual goals and (iii) if applicable to such participant, the discretion of the Committee. In the event that the ICP pool is reduced due to a shortfall in adjusted EBITDA, then each participant’s potential ICP bonus amount will be reduced by the same percentage as the percentage reduction in the total ICP pool.

•	Individuals must be employed on the day the award is to be paid in order to receive the award.

•	ICP calculations will be based on the employee’s salary as of September 30, 2009.

•	An employee who receives an overall performance rating below “meets expectations” will not be eligible for an ICP award.

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Incentive awards for FY09 will be determined by the Committee in early 2010, based on the achievement of FY09 objectives, and will be paid on the designated date, typically by the end of the first quarter.

•	The Committee may amend, suspend or terminate the Plan or amend or waive any provision hereof at any time in its sole discretion.

Chart A

Management Bonus Potential

The following chart illustrates the bonus potential as a percent of base salary for eligible participants:

		Percent of ICP Potential Dependent on Each Component
Position	Total ICP Potential as % of Base Salary	Revenue	Sales Bookings	Individual Objectives**	Board Discretionary Objectives
Manager	10%	25%	25%	50%	0%
Director	15%	25%	25%	40%	10%
Vice President	20%	25%	25%	25%	25%
Sr. Vice President	50%	25%	25%	25%	25%

The following chart illustrates how much of total bonus potential employees are eligible for based on completed months of service as of September 30, 2009:

Position	Full Months Employed in 2009 as of September 30, 2009
	9	8	7	6	5	4	3	2	1
Manager	100%	92%	83%	75%	67%	58%	50%	42%	33%
Director	100%	92%	83%	75%	67%	58%	50%	42%	33%
Vice President	100%	92%	83%	75%	67%	58%	50%	42%	33%

Individual Objectives**

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Each individual objective makes up a percentage of the total potential for this component. The weighting of each objective is set in writing by the participant and his/her manager and approved by the next two levels of management or the Committee.

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Payment for this component is based on each participant’s completed objectives with the total percentage completion of each objective added together to determine the percent of this component to be paid.